Exhibit 99.1
MBF HEALTHCARE ACQUISITION CORP. ANNOUNCES
SIGNING OF STOCK PURCHASE AGREEMENT
WITH CRITICAL HOMECARE SOLUTIONS HOLDINGS, INC.
Coral Gables, Florida, February 7, 2008 — MBF Healthcare Acquisition Corp. (AMEX: “MBH”), a publicly traded special purpose acquisition company, announced today that it has signed a definitive stock purchase agreement with Critical Homecare Solutions Holdings, Inc. (along with its subsidiaries, “CHS”). Privately-owned CHS is a leading provider of comprehensive home infusion therapy and specialty infusion services, based in Conshohoken, Pennsylvania. The boards of directors of both companies have unanimously approved the transaction.
The home infusion industry is estimated to be approximately a $5 billion market, growing at approximately seven percent per year due to constructive cost setting for payers, a favorable reimbursement environment, and positive demographic trends. The market is largely fragmented with the top four home care infusion companies, which includes CHS, representing 25 percent of the market, with the remaining 75 percent represented by smaller local and regional companies. This combination of macro drivers and market fragmentation presents a favorable dynamic for growth through acquisitions as well as organically. CHS is also well positioned to take advantage of the 400 new specialty infused drugs currently in the pipeline from pharmaceutical manufacturers.
For the three month period ended December 31, 2007, CHS generated an annual run rate of adjusted revenues and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $218 million and $43 million, respectively. CHS maintains a healthy pipeline of acquisition targets and expects to continue its acquisition strategy of acquiring four to six companies per year.
Pursuant to the terms of the agreement, MBH will acquire all of the outstanding capital stock of CHS, a Kohlberg & Co., LLC portfolio company, for $420 million, subject to customary adjustments as set forth in the stock purchase agreement. Upon completion of the acquisition, MBH will change its name to Critical Homecare Solutions, Inc., and expects its common stock to continue trading publicly on the American Stock Exchange.
MBH intends to fund the purchase price and the acquisition costs and provide additional capital to CHS for growth and expansion through a combination of approximately $180 million of cash in its trust account, approximately $180 million of debt provided by Jefferies Finance LLC, a $35 million equity issuance of MBH common stock to Kohlberg & Co., LLC, other stockholders of CHS and certain senior members of CHS management, and a commitment from MBF Healthcare Partners, L.P. to acquire up to an additional $50 million in shares of MBH common stock. The shares of MBH common stock to be issued to Kohlberg & Co., LLC, other stockholders of CHS and certain senior members of CHS management and the shares that are subject to the commitment from MBF Healthcare Partners, L.P. will be priced at the closing per share price of MBH common stock on February 6, 2008, which was $7.65.
The closing of the acquisition and the issuance of equity to MBF Healthcare Partners, L.P. pursuant to its commitment are subject to MBH stockholder approval and other customary closing conditions. In addition, the closing of the acquisition is conditioned on holders of less than 30% of the shares of MBH common stock issued in its initial public offering voting against the acquisition and electing to convert their MBH common stock into cash, as permitted by the company’s Amended and Restated Certificate of Incorporation. Assuming the transactions receive requisite stockholder approval and all other conditions are met, MBH anticipates completing the acquisition of CHS in the second or third quarter of 2008.
The combined company will be led by CHS’s President and Chief Executive Officer Robert Cucuel, a seasoned homecare executive. Mr. Cucuel was previously President and CEO of Air Products Healthcare and a founder, President and CEO of American Homecare Supply. Mr. Cucuel and his management team have been consolidating homecare companies for the last 12 years and have integrated over 60 acquisitions during that time. Since its founding in 2006, CHS has acquired and integrated eight acquisitions, making it a leading consolidator of independents in the sector.
Mr. Cucuel said, “We are very pleased with the attention received by MBF Healthcare Acquisition Corp. as they recognized the value of our business, our acquisition track record and the opportunities for consolidation in the home infusion industry. The transaction with MBF meets our goal of becoming a publicly traded company. We are well positioned to continue our growth strategy that in less than two years has enabled us to become one of the largest providers of home infusion therapy and specialty infusion services.”
Mike B. Fernandez, Chairman and Chief Executive Officer of MBH, commented, “We promised our investors that we would acquire a healthcare services company that is a market leader in its industry, with positive EBITDA, a strong management team and a platform well positioned to take advantage of market opportunities, and that is exactly what we have done. Critical Homecare Solutions Holdings, Inc. has become a leader in consolidating a very fragmented home infusion industry and the company is very well positioned to benefit from the extensive pipeline of infused specialty drugs. Robert and his team have proven throughout their careers, and since the inception of CHS, that they can grow and integrate companies. The growth experienced by CHS in less than two years is very impressive and we will make sure that we continue to support its growth. We look forward to working with Robert and his team in achieving their goal of making CHS the largest home infusion company in the United States.”
About MBF Healthcare Acquisition Corp
MBH is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination of one or more operating business in the healthcare industry.

About Critical Homecare Solutions, Inc.
CHS is a leading provider of comprehensive home infusion therapy and specialty infusion services to patients suffering from acute or chronic conditions. CHS delivers over 400,000 infusion pharmaceuticals, biopharmaceuticals, nutrients and related services each year to patients in the home through 33 infusion locations in 14 states, primarily in the eastern United States. CHS also provides over 350,000 nursing and therapy visits and 500,000 private duty nursing hours each year to patients in the home through 32 home nursing locations in three states. CHS currently provides customized local clinical care to over 19,000 patients through its branch network and has relationships with approximately 450 payors, including insurers, managed care organizations and government payors. For more information on CHS please visit the company website at (www.criticalhs.com). The information included on the CHS website is not incorporated by reference into this press release or in any filing with the Securities and Exchange Commission.
About Kohlberg & Company, LLC
Kohlberg & Company, LLC is a leading U.S. private equity firm with offices in New York and Palo Alto, California. Since its inception in 1987, Kohlberg has completed over 90 platform and add-on acquisitions, representing aggregate transaction value of over $7 billion, as the control investor in a variety of industries, including manufacturing, healthcare, consumer products and service industries. Kohlberg is currently making its investments through Kohlberg Investors VI, a private equity fund with $1.5 billion in committed capital.
Investor Presentation
MBH and CHS senior management will host a conference call on Friday, February 8, 2008 at 9:00 a.m. Eastern time to discuss the acquisition. Live audio of the conference call will be available by dialing 1-877-407-4018 (United States) or 1-201-689-8471 (International). To access the call by live webcast, accompanied by presentation slides, which will be available the morning of February 8, 2008, please go to the following website at http://viavid.net/dce.aspx?sid=00004B8F. A webcast replay at that same website will be available for 30 days following the conference call. A phone replay will be available by dialing 1-877-660-6853 (United States) or 1-201-612-7415 (International) and referencing the Account Number: 3055 and Conference ID Number: 274101.
Additional Information and Where to Find It
MBH expects to file a preliminary proxy statement concerning the proposed transaction, which will be subject to review by the Securities and Exchange Commission. MBH stockholders and other interested persons are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about MBH, CHS and the proposed transaction. Such persons can also read MBH’s final prospectus dated April 17, 2007, for a description of the security holdings of the MBH officers and directors and their respective interests in the successful consummation of the proposed transaction. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction.

Participants in Solicitation
MBH and its directors and executive officers and Critical Homecare Solutions and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of MBH stock in respect of the proposed transaction. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement relating to the proposed transaction and MBH’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007 when they become available.
Disclaimers
This press release shall not constitute an offer to sell or the solicitation of an offer to buy MBH’s or CHS’ securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting MBH and CHS, their ability to complete a business combination and those other risks and uncertainties detailed in their filings with the Securities and Exchange Commission. MBH and CHS caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MBH and CHS do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.
Contacts:
Elizabeth Scott / Jason Rando
The Ruth Group
646-536-7014 / 7025
escott@theruthgroup.com
jrando@theruthgroup.com